UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 12, 2019
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CLOUDERA, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001‑38069 (Commission File Number)	26‑2922329 (I.R.S. Employer Identification Number)
395 Page Mill Road
Palo Alto, CA 94306
(Address of principal executive offices and zip code)
(650) 362‑0488
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.
Agreement with Icahn Enterprises L.P.
On August 12, 2019, Cloudera, Inc. (the “Company”) entered into a voting and standstill agreement (the “Agreement”) with Icahn Enterprises L.P. and certain of its affiliates named therein (collectively, the “Icahn Group”), regarding, among other things, the membership and composition of the Company’s Board of Directors (the “Board”) and committees thereof. Based upon the Icahn Group’s Schedule 13D filings, the Company believes the Icahn Group beneficially owns approximately eighteen point thirty six percent (18.36%) of the Company’s outstanding common stock.
Pursuant to the Agreement, the Company agreed (i) to immediately increase the size of the Board from nine (9) directors to ten (10) directors and appoint Nicholas Graziano and Jesse Lynn (collectively, the “Icahn Directors”) to the Board, each as a Class I director with a term expiring at the Company’s 2021 annual meeting of stockholders; and (ii) to appoint Mr. Graziano to the Mergers & Acquisitions Committee of the Board and Mr. Lynn to the CEO Search Committee of the Board. The Company also agreed to cap the size of the Board at ten (10) directors for the term of the Agreement, other than to increase the size of the Board to eleven (11) directors in order to add the new Chief Executive Officer as a director following his or her hiring.
With respect to the Company’s 2020 annual meeting of stockholders, the Icahn Group has agreed to, among other things, vote all shares of the Company’s common stock beneficially owned by the Icahn Group in favor of the Company’s director nominees.
The Icahn Group also agreed to certain customary standstill provisions, effective as of the date of the Agreement through the later of (x) the date that is thirty (30) calendar days prior to the deadline for the submission of stockholder nominations for the Company’s 2021 annual meeting of stockholders and (y) the date thirty (30) calendar days following the date that no Icahn Director is on the Board and the Icahn Group has no right to designate a replacement director (including if the Icahn Group has irrevocably waived such right in writing) (the “Standstill Period”), prohibiting it from, among other things: (i) acquiring beneficial ownership of more than twenty percent (20%) of the Company’s outstanding common stock, (ii) soliciting or granting proxies or consents with respect to securities of the Company, (iii) entering into a voting agreement or forming, joining or participating in a “group” with other stockholders of the Company, other than certain affiliates of the Icahn Group, (iv) seeking or submitting or encouraging any person to submit nominees in furtherance of a contested solicitation for the appointment, election or removal of directors, (v) seeking, effecting or participating in any tender offer, exchange offer, merger, acquisition or business combination of the Company or a material amount of its assets or securities, or any restructuring of the Company or (vi) submitting any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders or through any written consent. During the Standstill Period, unless otherwise agreed between the Company and the Icahn Group, the size of the Board will not exceed eleven (11) directors.
If at any time the Icahn Group beneficially owns less than fifteen percent (15.0%) of the Company’s then‑outstanding common stock, one of the Icahn Directors must immediately resign from the Board (the “First Minimum Ownership Threshold”), and if the Icahn Group beneficially owns less than five percent (5.0%) of the Company’s then‑outstanding common stock (the “Second Minimum Ownership Threshold”), any remaining Icahn Director(s) must immediately resign from the Board. During the Standstill Period, and for so long as the Icahn Group satisfies the First or Second Minimum Ownership Threshold, as applicable, if any Icahn Director ceases to be a director for any reason, the Icahn Group may recommend a substitute director who must meet certain criteria specified in the Agreement.

The Company and the Icahn Group also made certain customary representations, agreed to mutual non‑disparagement provisions and agreed to jointly issue a press release announcing certain terms of the Agreement.
In conjunction with the Agreement, the Company and the Icahn Group have also entered into a Confidentiality Agreement.
The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the Confidentiality Agreement, copies of which are filed with this Current Report on Form 8‑K as Exhibits 10.01 and 10.02, respectively, and are incorporated herein by reference.
Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board Changes
The disclosure set forth in Item 1.01 of this Current Report on Form 8‑K with respect to the Board composition is incorporated by reference into this Item 5.02.
Biographical Information
The biographical information for each of the Icahn Directors is as follows:
Mr. Graziano has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the Founding Partner and Chief Investment Officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a Partner and Senior Managing Director at the hedge fund Corvex Management LP from December 2010 to March 2015. At Corvex, Mr. Graziano played a key role in investment management and analysis, hiring and training of analysts and risk management. Prior to Corvex, Mr. Graziano was a Portfolio Manager at the hedge fund Omega Advisors, Inc., where he managed a proprietary equity portfolio and made investment recommendations, from September 2009 until December 2010. Before Omega, Mr. Graziano served as a Managing Director and Head of Special Situations Equity at the hedge fund Sandell Asset Management, where he helped build and lead the special situations team responsible for managing a portfolio of concentrated equity and activist investments, from July 2006 to July 2009. Mr. Graziano has been a director of: Xerox Corporation, or Xerox, a provider of document management solutions, since May 2018; Herc Holdings Inc., or Herc, an equipment rental supplier, since May 2018; Conduent Incorporated, or Conduent, a technology-led business process services company, since May 2018; and Herbalife Nutrition Ltd., a nutrition company, since April 2018. Mr. Graziano previously served on the Board of Directors of each of: Fair Isaac Corporation (FICO) from February 2008 to May 2013; WCI Communities Inc., or WCI, from August 2007 to August 2009; and InfoSpace Inc., or InfoSpace, from May 2007 to October 2008. Sandell Asset Management had non-controlling interests in FICO and InfoSpace through the ownership of securities. Carl C. Icahn has or previously had non-controlling interests in each of Xerox, Herc, Conduent, and Herbalife through the ownership of securities. Mr. Graziano completed a five-year undergraduate/MBA program at Duke University earning a BA in Economics and an MBA from The Fuqua School of Business.
Mr. Lynn has been General Counsel of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion) since January 2015. From September 2004 to January 2015, Mr. Lynn was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, L.P., Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from February 2000 until September 2004. From September 1996 until February 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn has been a director of Herbalife Nutrition Ltd., a nutrition company, since 2014, and Conduent Incorporated, a provider of business process outsourcing services, since April 2019.  Mr. Lynn was previously a director of The Manitowoc Company, Inc., a capital goods manufacturer, from 2015 to 2018. Mr. Lynn has been a board observer at each of Xerox Corporation, a provider of document management solutions, since May 2018 and SandRidge Energy, Inc., an oil and natural gas company, since June 2018. Carl C. Icahn has or previously had non-controlling interests in each of Conduent, Herbalife, Manitowoc, SandRidge and Xerox through the ownership of securities. Mr. Lynn received a B.A. in 1992 from the University of Michigan and a J.D. in 1996 from the Boston University School of Law.
Committee Appointments
In addition, the Company agreed to appoint Mr. Graziano to the Mergers & Acquisitions Committee of the Board and Mr. Lynn to the CEO Search Committee of the Board. Consequently, the composition of the Mergers & Acquisitions Committee is now as follows: Peter Fenton (Chair) Paul Cormier, Kimberly L. Hammonds, and Mr. Graziano. The composition of the CEO Search Committee is now as follows: Martin Cole, Peter Fenton, Kimberly L. Hammonds, Jesse A. Lynn and Michael Stankey.
Compensation and Indemnification
Following appointment, under the Company’s existing Director Compensation Program each new non‑employee director is eligible to receive $450,000 worth of restricted stock units (RSUs), with one-third of the RSUs vesting on the first annual anniversary of the vesting commencement date and the remaining RSUs vesting quarterly over the subsequent two years (upon a change of control of our company, all of unvested equity awards granted to members of our board of directors will immediately vest), and each Icahn Director will be paid the standard compensation received by the Company’s non‑employee directors for service on the Board and committees thereof in accordance with the Company’s Director Compensation Program.
In addition, each Icahn Director will enter into an Indemnification Agreement with the Company, on substantially the terms contained in the Company’s standard form previously filed with the SEC as Exhibit 10.01 to Cloudera’s Registration Statement on Form S‑1 (No. 333‑217071), which provides for indemnification of the indemnitee to the fullest extent allowed by Delaware law.
Item 7.01.   Regulation FD Disclosure.
On August 12, 2019, the Company issued a press release announcing the Company’s entry into the Agreement with the Icahn Group. A copy of the press release is furnished with this Current Report on Form 8‑K as Exhibit 99.01 and is incorporated herein by reference.
The information furnished under this item, including Exhibit 99.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.
(d)

Exhibit No.	Description

10.01	Agreement between Cloudera, Inc. and affiliates of Icahn Enterprises L.P., dated August 12, 2019.
10.02	Confidentiality Agreement between Cloudera, Inc. and affiliates of Icahn Enterprises L.P., dated August 12, 2019.
99.01	Press Release of Cloudera, Inc., dated August 12, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2019	CLOUDERA, INC.

	By:	/s/ David Middler
	Name:	David Middler
	Title:	Chief Legal Officer